Exhibit 99.1

Finish Line Increases Ownership in Running Specialty Group
Bill Kirkendall named RSG President
INDIANAPOLIS, Apr. 25, 2014 - The Finish Line, Inc. (NASDAQ: FINL) and GCPI SR LLC (Gart Capital Partners/GCP) have agreed to Finish Line increasing its ownership in the Denver-based Running Specialty Group (RSG). GCP will retain an ownership position in RSG, maintain two positions on the RSG Board of Directors and will continue to provide leadership in ongoing business development opportunities. Terms of the agreement were not disclosed.
“With the Gart’s leadership, we have almost tripled the number of stores under the RSG banner,” said Finish Line Chairman and Chief Executive Officer Glenn Lyon. “We have invested time and energy into learning about RSG’s customers, business plan and operations since acquiring the original chain and are taking our next step in the management of the business. The Gart’s involvement has been pivotal in RSG’s acquisitions and growth to date. We are at a milestone where with Finish Line’s increased ownership, we will take our running specialty platform to a new level.”
RSG also announced today the appointment of Bill Kirkendall as President. He will assume management of the day-to-day operations at RSG from Gart Companies. Kirkendall served as a member of Finish Line’s Board of Directors since 2001 until his resignation April 24, 2014.
“We remain committed to continuing to grow the business with RSG and to further impact the philosophies of this community-based group of specialty running shops,” said GCP Partner Ken Gart. “We stand strong in our commitment to the local communities where we are involved and will remain authentic to the roots of this business and, most importantly, our loyal and valued customer base. With Bill on the team and focused on core operational and strategic aspects of our business, we can take this partnership to the next level for all that we serve.”
During an almost 20 year span of his career, Kirkendall held several key executive leadership positions with Etonic, Inc. (Etonic/Tretorn/Puma USA) including President. He also was previously Chief Executive Officer of Orlimar Golf Company and most recently served as Managing Partner/President of Glen Oaks Country Club in West Des Moines, Iowa and as the Lead Advisor for the Board of Advisors for Golf Resources Inc.
About The Finish Line, Inc.
The Finish Line, Inc. is a premium retailer of athletic shoes, apparel and accessories. Headquartered in Indianapolis, Finish Line has approximately 850 stores including more than 200 shops in Macy’s in malls across the U.S. and employs more than 14,000 sneakerologists who help customers every day connect with their sport, their life and their style. Online shopping is available at www.finishline.com and www.macys.com. Mobile shopping is available at m.finishline.com. Follow Finish Line on Twitter at Twitter.com/FinishLine and “like” Finish Line on Facebook at Facebook.com/FinishLine.
Finish Line also operates the Running Specialty Group through a venture with Gart Capital Partners. This includes 49 specialty running shops in 11 states and the District of Columbia under The Running Company, Run On!, Blue Mile, Boulder Running Company, Roncker’s Running Spot and VA Runner banners. More information, including the particular states in which stores are located, is available at www.run.com.
Forward-Looking Statements
This news release includes statements that are or may be considered “forward-looking” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements generally can be identified by the use of words or phrases such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “foresee,” “may,” “should,” “will,” “estimates,” “outlook,” “potential,” “optimistic,” “confidence,” “continue,” “evolve,” “expand,” “growth” or words and phrases of similar meaning. Statements that describe objectives, plans or goals also are forward-looking statements.
All of these forward-looking statements are subject to risks, management assumptions and uncertainties that could cause actual results to differ materially from those contemplated by the relevant forward-looking statements. The principal risk factors that could cause actual performance and future actions to differ materially from the forward-looking  statements include, but are not limited to, the company’s reliance on a few key vendors for a majority of its merchandise purchases (including a significant portion from one key vendor); the availability and timely receipt of products; the ability to timely fulfill and ship products to customers; fluctuations in oil prices causing changes in gasoline and energy prices, resulting in changes in consumer spending as well as increases in utility, freight and product costs; product demand and market acceptance risks; deterioration of macro-economic and business conditions; the inability to locate and obtain or retain acceptable lease terms for the company’s stores; the effect of competitive products and pricing; loss of key employees; execution of strategic growth initiatives (including actual and potential mergers and acquisitions and other components of the company’s capital allocation strategy); and the other risks detailed in the company’s Securities and Exchange Commission filings. Readers are urged to consider these factors carefully in evaluating the forward-looking statements. The forward-looking statements included herein are made only as of the date of this report and Finish Line undertakes no obligation to publicly update these forward-looking statements to reflect subsequent events or circumstances.

Media Contact:
Dianna L. Boyce
Corporate Communications
(317) 613-6577

2